UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report	May 13, 2009
(Date of earliest event reported)	May 13, 2009

Landmark Bancorp, Inc.

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-20878	43-1930755
(Commission File Number)	(I.R.S. Employer Identification Number)

701 Poyntz Avenue, Manhattan, Kansas	66502
(Address of principal executive offices)	(Zip Code)

(785) 565-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations

On May 13, 2009, Landmark Bancorp, Inc. (the “Company”) issued a press release announcing its earnings for the quarter ended March 31, 2009.  The press release is attached hereto as Exhibit 99.1.

Item 8.01.   Other Events

On May 13, 2009, the Company announced the completion of the acquisition, by its wholly-owned subsidiary, Landmark National Bank of a branch, located at 4621 W. 6th Street in Lawrence, Kansas from CornerBank, N.A. effective May 8, 2009.  Pursuant to the agreement, Landmark National Bank purchased approximately $4.0 million in loans, assumed approximately $6.4 million in deposits and acquired approximately $2.6 million in related branch premises and equipment.  The transaction expands Landmark National Bank’s banking presence in Lawrence, Kansas and gives the bank a second location in the community.

The Company also announced in the press release that its Board of Directors approved a cash dividend of $0.19 per share.  The cash dividend will be paid to all stockholders of record as of May 26, 2009 and payable on June 5, 2009.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits.

99.1 Press Release dated May 13, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDMARK BANCORP, INC.

Dated: May 13, 2009	By:	/s/ Mark A. Herpich
Mark A. Herpich
Vice President, Secretary, Treasurer
and Chief Financial Officer